Senior Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL STATING (OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

STAAR SURGICAL COMPANY

SENIOR PROMISSORY NOTE

$5,000,000 December 14, 2007

For value received, and on the terms and subject to the conditions set forth herein, STAAR Surgical Company, a corporation formed and existing under the laws of the State of Delaware (the “Company”), HEREBY PROMISES TO PAY to Broadwood Partners, L.P. (the “Noteholder”), on the Maturity Date (as defined below) the principal sum of US$5,000,000 (the “Loan”), plus any unpaid interest accrued thereon, or such lesser amount as shall be equal to the unpaid principal amount of the Loan plus such interest. The Company hereby promises to make principal repayments and to pay interest on the dates and at the rate or rates provided for herein.

The Noteholder will receive warrants (the “Warrants”) issued hereunder and under that certain Warrant Agreement dated the date hereof between the Company and the Noteholder (the “Warrant Agreement”) to purchase that number of shares of common stock, par value $.01 per share (the “Common Stock”) as set forth herein and in the Warrant Agreement at an exercise price of $4.00 (the “Exercise Price”) per share (the “Warrant Shares”).

SECTION 1. Certain Terms Defined. The following terms for all purposes of this Note shall have the respective meanings specified below.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Change of Control” means the occurrence of any of the following events:

(a) Except for Broadwood Partners, L.P., any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifteen percent (15%) of the voting power of all classes of shareholders of the Company; or

(b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors of the Company, or whose nomination for election by the shareholders of the Company, was approved by a vote of two thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office except changes in the board of directors resulting from annual uncontested elections.

“Commission” shall mean the Securities & Exchange Commission.

“Commission Documents” has the meaning set forth in Section 9(e).

“Common Stock” has the meaning set forth in the introductory paragraphs.

“Company” has the meaning set forth in the introductory paragraphs.

“Equity Securities” has the meaning set forth in Section 10(j).

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” has the meaning set forth in Section 9(e).

“Exercise Price” has the meaning set forth in the introductory paragraphs.

“Existing Shares” shall mean the 4,396,231 shares of common stock of the Company owned by the Noteholder as of the date hereof.

“Form 10-K” has the meaning set forth in Section 9(e).

“Form 10-Q” has the meaning set forth in Section 9(e).

“GAAP” has the meaning set forth in Section 9(e).

“Indebtedness” has the meaning set forth in Section 9(j).

“Intellectual Property Rights” has the meaning set forth in Section 9(q).

“Loan” has the meaning set forth in the introductory paragraphs.

“Maturity Date” means December 14, 2010, or such earlier date as may be provided in Section 7; provided that if any such date is not a Business Day, then such date shall be the next succeeding Business Day.

“Note” shall mean this Senior Promissory Note as amended, from time to time, in accordance with the terms hereof.

“Notice” has the meaning set forth in Section 10(j).

“Noteholder” has the meaning set forth in the introductory paragraphs.

“Permitted Indebtedness” shall mean (A) guarantees by the Company of indebtedness that is otherwise Permitted Indebtedness, (B) intercompany indebtedness, (C) indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including capital lease obligations and any indebtedness assumed in connection with the acquisition of any such assets or secured by a lien on any such assets prior to the acquisition thereof, and any extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof, impose any new liens on any assets of the Company, (D) indebtedness in respect of any surety bond, performance bond, bankers’ acceptance, trade letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business, (E) derivative liabilities designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business, (F) trade indebtedness incurred by the Company in the ordinary course of business, (G) indebtedness related to any deferred compensation paid by the Company to any of its directors, officers or employees, or any deferred payments made by the Company related to any real property lease obligations, (H) indebtedness existing on the date hereof after giving effect to the use of the proceeds of this Note, and extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof, impose any new liens on any assets of the Company or increase the interest rate payable thereon, and (I) other indebtedness not to exceed an aggregate principal amount of $250,000 incurred over any twelve (12) month period.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Securities Act” has the meaning set forth in Section 9(w).
“Subsidiary” has the meaning set forth in Section 9(f).
“Transfer” has the meaning set forth in Section 11(a).
“Warrants” has the meaning set forth in the introductory paragraphs.
“Warrant Agreement” has the meaning set forth in the introductory paragraphs.
“Warrant Shares” has the meaning set forth in the introductory paragraphs.
SECTION 2.	Loan Drawdown.

The Noteholder shall make the Loan to the Company within twenty four hours after the execution of this Note.

SECTION 3. Maturity Of the Loan.

The Loan shall mature, and the principal amount thereof shall become immediately due and payable (together with unpaid interest accrued thereon) on the Maturity Date.

SECTION 4. Interest Payments.

The unpaid principal amount of the Loan outstanding shall bear interest at a rate equal to seven percent (7%) per annum. Notwithstanding the foregoing, upon an Event of Default, this Note shall bear interest on and after the date of such Event of Default at a rate equal to the lesser of (i) the maximum interest rate permitted by applicable law and (ii) 20%.

Interest shall be payable semi-annually in arrears on the last day of the Company’s second fiscal quarter and fourth fiscal quarter (or if any such day is not a Business Day, then on the next succeeding Business Day) provided, however, the first interest payment shall not be due until June 30, 2008. Interest shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

SECTION 5. Warrants. So long as this Note shall remain outstanding, the Company shall, in addition to the Warrants issued under the Warrant Agreement, on June 1, 2009 issue Warrants to the Noteholder for the purchase of a number of shares of common stock equal to 700,000 times the fraction resulting when the then outstanding principal balance on this Note is divided by $5,000,000. The Warrants issued under this Section 5 shall have all of the same terms and conditions (including, without limitation, Exercise Price, six (6) year term from the date of issuance and adjustment mechanisms) as the Warrants issued under the Warrant Agreement.

SECTION 6. Prepayments.

(a) Optional Prepayments. The Company may prepay the Loan, upon thirty (30) days prior written notice to the Noteholder, in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Any such prepayments made under this Section 6 shall be in minimum increments of $250,000.

(b) Mandatory Prepayments. The Company shall immediately repay the Loan, plus any unpaid interest accrued thereon upon a Change of Control.

SECTION 7. General Provisions As To Payments.

All payments of principal and interest on the Loan by the Company hereunder shall be made not later than 12:00 Noon (New York City time) on the date when due either by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank in the United States specified by the Noteholder in writing to the Company without reduction by reason of any set-off or counterclaim.

SECTION 8. Events Of Default.

Each of the following events shall constitute an “Event of Default”:

(a) the principal of the Loan shall not be paid when due;

(b) any interest on the Loan shall not be paid within five (5) Business Days of when it was due;

(c) the Company breaches any covenant hereunder and such breach is not cured within thirty (30) days after notice from the Noteholder;

(d) any representation or warranty of the Company made in this Note shall be incorrect when made in any material respect;

(e) the Company or any Subsidiary shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any material Indebtedness of the Company or any Subsidiary involving the borrowing of money or the extension of credit in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness, or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

(f) any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Company or any Subsidiary, shall remain unpaid, and shall not be covered by insurance;

(g) a court shall enter a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary or for any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h) the Company or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary or for any substantial part of the property of the Company or any Subsidiary, or the Company or any Subsidiary shall make any general assignment for the benefit of creditors.

If an Event of Default described in (g) or (h) above shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any declaration or other act on the part of the Noteholder. Immediately upon the occurrence of any Event of Default described in (g) or (h) above, or upon failure to pay this Note on the Maturity Date, the Noteholder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Noteholder under this Note, or at law or in equity.

If any Event of Default in (a) – (f) above shall occur for any reason, whether voluntary or involuntary, and be continuing, the Noteholder may by notice to the Company declare all or any portion of the outstanding principal amount of the Loan to be due and payable, whereupon the full unpaid amount of the Loan which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment.

SECTION 9. Representations.

The Company hereby represents and warrants to the Noteholder, as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries except as set forth on Schedule 1 hereto. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b) The Company has the requisite legal and corporate power and authority to enter into, issue and perform this Note and the Warrant Agreement in accordance with the terms hereof and thereof. The execution, delivery and performance of this Note and the Warrant Agreement by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, this Note and the Warrant Agreement shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) The execution, delivery and performance of this Note, the Warrant Agreement and the consummation by the Company of the transactions contemplated hereby or thereby, do not and will not (i) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws, each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Note or Warrant Agreement.

(d) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Note or Warrant Agreement, in each case in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e) The common stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed (within either the original deadline or an extension period pursuant to Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act during the past two years (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-K for the fiscal year ended December 29, 2006 (the “Form 10-K”) and each subsequently filed Form 10-Q (collectively, the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f) Schedule 1 hereto sets forth each active Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except for the rights granted to the Noteholder under the Promissory Note and Warrant, each dated March 21, 2007, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(g) Except as set forth in the Commission Documents, since December 29, 2006, the Company has not experienced or suffered any material adverse effect and the Company is not aware of any fact or circumstance that is reasonably likely to have a material adverse effect on the Company.

(h) Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses.

(i) Since December 29, 2006, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) Except as set forth in the Commission Documents, neither the Company nor any Subsidiary has any outstanding secured or unsecured Indebtedness outside the ordinary course of business. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business) and (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto).

(k) Except as set forth in the Commission Documents, there is no Indebtedness of the Company that is senior to or ranks pari passu with this Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(l) Except as set forth in the Commission Documents, each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(n) Except as set forth in the Commission Documents, (i) there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Note or any of the transactions contemplated hereby or any action taken or to be taken pursuant hereto, (ii) there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets that could after application of insurance proceeds have a material adverse effect on the Company and its Subsidiaries taken as a whole and (iii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

(o) Except as set forth in the Commission Documents, (i) the business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances and (ii) the Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.

(p) Except as set forth in the Commission Documents, (i) the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q) The Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as disclosed in the Commission Documents, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within two years from the date of this Agreement. The Company does not have any knowledge of any material infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no material claim, action or proceeding pending, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any material facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property Rights.

(r) Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of their respective Subsidiaries.

(s) There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(t) The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s management, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

(v) The Company is not in violation of the listing requirements of the Nasdaq Global Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of its common stock in the foreseeable future.

(w) The Warrant when issued and delivered will be duly and validly issued and will be free of all liens and restrictions on transfer other than any restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”).

(x) The Warrant Shares have been duly reserved for issuance by the Company in sufficient number to cover the exercise of all of the Warrants. The issuance of the Warrant Shares upon exercise of the Warrant has been duly authorized by the Company and the Warrant Shares when delivered in accordance with the Warrant, will be validly issued, fully paid and non-assessable, and free of all liens and restrictions on transfer other than any restrictions on transfer under the Securities Act.

(y) The offer, issuance, sale and delivery of the Warrant and Warrant Shares will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

SECTION 10. Affirmative Covenants.

(a) The Company and each Subsidiary shall maintain its existence and authority to conduct its business as presently contemplated to be conducted;

(b) The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders applicable to the Company and each Subsidiary;

(c) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made;

(d) The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under this Note;

(e) The Company and its Subsidiaries shall maintain insurance with responsible companies in such amounts and against such risks as is currently carried by the Company and its Subsidiaries;

(f) Company shall pay all applicable taxes as they come due;

(g) The Company shall maintain its listing on the Nasdaq Global Market and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Company’s common stock on the Nasdaq Global Market;

(h) The net proceeds from this Note shall be used by the Company to pay the cash consideration, legal fees and associated costs of the acquisition of the remaining shares of Canon Staar Co., Inc.;

(i) The Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; and

(j) If the Company shall at any time offer to sell Equity Securities to any person other than the Noteholder, then the Company shall ensure that the Noteholder will be permitted to participate (the “Participation Right”) on a pro rata basis in any such offering until the later of (A) one year from the execution of this Note or (B) such time when this Note is no longer outstanding. For the purposes hereof, the Noteholder shall be able to include all shares and warrants (assuming the exercise therof) owned in any pro rata calculation with respect to this paragraph as of the closing date of any such offering. The term “Equity Securities” shall mean (i) any shares of any class of capital stock of the Company, and (ii) any debt or equity outstanding or similar instrument convertible into or exercisable or exchangeable for, with or without consideration, any shares of any class of capital stock of the Company. Notwithstanding the foregoing, the Participation Right shall not apply to any offering for the sole purpose of issuing Equity Securities: (i) to directors, officers, employees, consultants, advisors or other service providers, (ii) pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof, (iii) in connection with a bona fide acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) in connection with any stock split, stock dividend, recapitalization, reclassification or similar event, (v) to banks, financial institutions, leasing companies, or other credit providers solely for the purposes of obtaining credit or lease financing or debt securities or securitizations, and (vi) to strategic or commercial partners or persons or entities with which the Company has business relationships.

If after the Company has delivered to the Noteholder a notice (the “Notice”) stating its intention to offer Equity Securities, the number of Equity Securities offered to the Noteholder to maintain its pro rata share of all Equity Securities, and the price and terms relating thereto, Noteholder does not elect to purchase all of Noteholder’s pro rata share of all Equity Securities by written notice received by the Company within three (3) days of the Company having delivered the Notice to the Noteholder, the Company shall be free to offer the remaining portion of Noteholder’s pro rata share of all Equity Securities to any other person or entity.

SECTION 11. Negative Covenants.

(a) Neither the Company nor any Subsidiary shall sell or otherwise dispose of any of its properties, assets and rights including, without limitation, its Intellectual Property Rights (a “Transfer”), to any person except for sales of obsolete assets and sales to customers in the ordinary course of business or with the prior written consent of the Noteholder. For the avoidance of doubt, a Transfer does not include any license entered into by the Company with respect to its Intellectual Property Rights other than any license arrangement that makes an immediate disposition of all or substantially all of the economic value of any material Intellectual Property Rights;

(b) Neither the Company nor any Subsidiary shall grant, create, incur, assume or suffer to exist any lien, encumbrance, charge or other security interest on any Intellectual Property Rights without the prior written consent of the Noteholder;

(c) Neither the Company nor any Subsidiary will become a party to any transaction with any person who is an affiliate of the Company or any Subsidiary, except transactions in the ordinary course of business or upon fair and reasonable terms that are fully disclosed to the Noteholder and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s length transaction with a person not an affiliate of the Company or such Subsidiary;

(d) Neither the Company nor any Subsidiary shall merge or consolidate with any other person or entity, or sell or transfer all or substantially all of its assets without prior written consent of the Noteholder;

(e) Neither the Company nor any of the Subsidiaries will liquidate or dissolve or instruct or grant resolutions to any liquidator of the Company or any Subsidiary; and

(f) The Company shall not incur, assume or guarantee any senior or pari passu Indebtedness without the prior written consent of the Noteholder other than Permitted Indebtedness.

SECTION 12. Transfers.

The Company may not transfer or assign this Note nor any right or obligation hereunder to any person or entity without the prior written consent of the Noteholder. The Noteholder may transfer or assign this Note without the prior consent of the Company.

SECTION 13. Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Event Of Default.

No right or remedy herein conferred upon or reserved to the Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholder.

SECTION 14. Modification.

This Note may be modified only with the written consent of both the Company and the Noteholder.

SECTION 15. Attorneys Fees/Enforcement Costs.

(a) The Company will reimburse the Noteholder for reasonable legal fees and expenses (i) in connection with the transactions contemplated hereby, including without limitation the negotiation, documentation and execution of the confidentiality agreement, term sheet, Note and Warrant not to exceed $20,000 and (ii) any amendments to any of the documents contemplated in (i) above, and

(b) In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, the Company agrees to pay all costs of collection, including reasonable attorneys’ fees, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

SECTION 16. Indemnification

The Company agrees to indemnify and hold harmless the Noteholder (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns, (an “Indemnified Party”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by such Indemnified Party as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

SECTION 17. Registration Rights.

The Company agrees to register the Noteholder’s Existing Shares with the Commission on the same terms and conditions as set forth in the Warrant Agreement.

SECTION 18. Miscellaneous.

(a) The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein.

(b) Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) This Note shall bind the Company and its successors and permitted assigns. The rights under and benefits of this Note shall inure to the Noteholder and its successors and assigns.

(d) The Section headings herein are for convenience only and shall not affect the construction hereof.

(e) All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties, or at such other address or facsimile number as the Company shall have furnished to Noteholder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) on receipt of confirmation of delivery.

(f) In the event any interest is paid on this Note, which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION ARISING HEREUNDER. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BY ITS ACCEPTANCE OF THIS NOTE THE NOTEHOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE NOTEHOLDER MAKING THE LOAN EVIDENCED HEREBY.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date indicated above.

STAAR SURGICAL COMPANY

By: /s/Deborah Andrews
Name: Deborah Andrews
Title: Vice President, Chief Financial
Officer

SCHEDULE 1

Active Subsidiaries

STAAR Surgical AG (Switzerland)
100% owned by STAAR Surgical Company

Domilens Vertrieb Fuer Medizinische Produkte GmbH (Germany)
100% owned by STAAR Surgical AG

Circuit Tree Medical, Inc. (U.S.)
80% owned by STAAR Surgical Company

Concept Vision Plc (Australia)
100% owned by STAAR Surgical Company